Exhibit 99.3

March 2, 2018

Liberty Media Corporation Prices Private Offering of $400 Million of 2.125% Exchangeable Senior Debentures due 2048

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today that it has priced and agreed to sell to initial purchasers in a private offering $400 million aggregate original principal amount of its 2.125% exchangeable senior debentures due 2048 (the “debentures”). Liberty has also granted to the initial purchasers an option to purchase additional debentures in an aggregate original principal amount of up to $60 million.

Upon an exchange of debentures, Liberty, at its option, may deliver shares of Sirius XM Holdings Inc. (“Sirius XM”) common stock, the value thereof in cash or shares of Liberty’s Series C Liberty SiriusXM Common Stock (“LSXMK”) or any combination of shares of SiriusXM common stock, cash and/or shares of LSXMK. Initially, 124.6922 shares of Sirius XM common stock are attributable to each $1,000 principal amount of debentures, representing an initial exchange price of approximately $8.02 for each share of Sirius XM common stock. A total of 49,876,880 shares of Sirius XM common stock are attributable to the debentures (assuming the initial purchasers do not exercise their option to purchase additional debentures). Interest will be payable quarterly on March 31,  June 30,  September 30 and December 31 of each year, commencing June 30, 2018. The debentures may be redeemed by Liberty, in whole or in part, on or after April 7, 2023.  Holders of the debentures also have the right to require Liberty to purchase their debentures on April 7, 2023. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution.

The offering is expected to close on March 6, 2018, subject to the satisfaction of customary closing conditions.

Liberty expects to use the net proceeds of the offering to repurchase shares of Liberty Sirius XM common stock, to make possible acquisitions and investments, and for other general corporate purposes, including to pay interest on the debentures.

The debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The debentures are being offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures nor shall there be any sale of debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of debentures and the use of proceeds therefrom.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions.  These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K, for risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation's interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media Corporation's subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment and minority equity investments in Time Warner Inc.

Liberty Media Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation